UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENCORIUM GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION—PLEASE READ

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF THE STOCKHOLDERS OF ENCORIUM GROUP, INC.: THE PROXY STATEMENT AND THE 2008 ANNUAL REPORT TO STOCKHOLDERS BEING DELIVERED HEREWITH ARE ALSO AVAILABLE AT https://www.sendd.com/EZProxy/?project_id=358

The 2008 Annual Meeting of the Stockholders of Encorium Group, Inc. (the “Company”) will be held on January 8, 2010 at 10:00 A.M. local time at Crown Plaza Hotel, 260 Mall Boulevard, King of Prussia, Pennsylvania 19406. At the Annual Meeting, stockholders will be asked to:

(1)	Elect five directors to serve until the next annual meeting of stockholders;

(2)	Ratify the appointment of Asher & Company. Ltd., a registered public accounting firm, to examine and report on our financial statements for the fiscal year ending December 31, 2009;

(3)	To approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of shares of our common stock issued and outstanding at a ratio to be established by our board of directors in its discretion, of up to one for ten (but not less than one for three);

(4)	To approve the issuance of 874,126 shares of our common stock, as well as any additional shares underlying the Exchange Warrants that may be issuable as a result of the anti-dilution provisions set forth in such instruments, upon exercise of Exchange Warrants issued to two private Investors; and

(5)	Transact such other business as may properly come before the meeting.